UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2023

BEAM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39208	81-5238376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

238 Main Street
Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (857) 327-8775

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BEAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On December 13, 2023, the Board of Directors (the “Board”) of Beam Therapeutics Inc. (the “Company”), upon recommendation from the Nominating and Corporate Governance Committee of the Board, expanded the size of the Board from seven to eight members and elected Christi Shaw as a member of the Board. Ms. Shaw will serve as a Class III director with a term expiring at the Company’s 2026 annual meeting of stockholders and thereafter until her successor has been duly elected and qualified or until her earlier death, resignation or removal in accordance with the Second Amended and Restated Bylaws of the Company.

There are no arrangements or understandings between Ms. Shaw and any other persons pursuant to which she was elected as a director.

Ms. Shaw will receive compensation for her service as a non-employee director in accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy dated March 31, 2023, which is described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 21, 2023.

On December 14, 2023, the Company issued a press release announcing Ms. Shaw’s appointment, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release Issued by Beam Therapeutics Inc. on December 14, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAM THERAPEUTICS INC.

Date: December 14, 2023	By:	/s/ John Evans
	Name:	John Evans
	Title:	Chief Executive Officer